Exhibit 10.1

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of March 23, 2021 by and between Khosla Ventures Acquisition Co. II, a Delaware corporation (the “Company”) and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-253098 (the “Registration Statement”) and prospectus (the “Prospectus”), for its initial public offering of shares (the “Shares” ) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) (such initial public offering hereinafter referred to as the “Offering”), has been declared effective as of the date hereof (the “Effective Date”) by the U.S. Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement);

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC as representatives (the “Representatives”) of the several underwriters (the “Underwriters”) named therein;

WHEREAS, simultaneously with the Offering, the Company’s sponsor will be purchasing 1,100,000 shares of Common Stock (“Private Placement Shares”) from the Company for an aggregate purchase price of $11,000,000 (and additional amounts of Private Placement Shares from the Company if the Underwriters exercise their over-allotment option, up to 1,220,000 Private Placement Shares for an aggregate purchase price of $12,200,000 if the Underwriters’ over-allotment option is exercised in full);

WHEREAS, as described in the Registration Statement, $400,000,000 of the gross proceeds of the Offering and sale of the Private Placement Shares ($460,000,000 if the Underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of shares of the Common Stock included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon) is referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $14,000,000, or $16,100,000 if the Underwriters’ over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that will be payable by the Company to the Underwriters upon and concurrently with the consummation of the initial business combination (as described in the Prospectus, a “Business Combination”) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee in the United States at JPMorgan Chase Bank N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) in the United States, maintained by the Trustee and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property solely in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 180 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and the Trustee may earn bank credits or other consideration during such periods;

(d) Collect and receive, when due, all principal, interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and the Representatives of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, Corporate Secretary or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Representatives, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes as well as expenses relating to the administration of the Trust Account (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; or (y) upon the date which is the later of (1) 24 months from the closing of the Offering, or 27 months from the closing of the Offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of the Offering and (2) such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation (as may be amended from time to time, the “Charter”), if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company pursuant to pay its taxes as well as expenses relating to the administration of the Trust Account (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), shall be distributed to the Public Stockholders of record as of such date; provided, however, that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover (x) any tax obligation owed by the Company and (y) expenses relating to the administration of the Trust Account, which amounts shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and, for the tax obligation expenses, the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution, so long as there is no reduction in the principal amount per share initially deposited in the Trust Account; provided, further, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the State of Delaware for the Company and a written statement from the principal financial officer of the Company setting forth the actual amount payable (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the remitting brokers on behalf of Public Stockholders redeeming shares of the Common Stock the amount required to pay redeemed shares of Common Stock from Public Stockholders; and

(l) Not make any withdrawals or distributions from the Trust Account other than pursuant to Sections 1(i), (j), or (k) above.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer, Chief Financial Officer, Corporate Secretary or other authorized officer of the Company. In addition, except with respect to its duties under Sections 1(i), (j), and (k) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith and with reasonable care believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to the provisions of Section 4 of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless the disbursements are made to the Company pursuant to Section 1(i) solely in connection with the completion of a Business Combination. The Company shall pay the Trustee the initial acceptance fee and the first year’s annual fee at the consummation of the Offering and thereafter on the anniversary of the Effective Date. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A and as may be provided in Section 2(b) hereof;

(d) In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination;

(e) Provide the Representatives with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f) Unless otherwise agreed between the Company and the Representatives, ensure that any Instruction Letter (as defined in Exhibit A) delivered in connection with a Termination Letter in the form of Exhibit A expressly provides that the Deferred Discount is paid directly to the account or accounts directed by the Representatives on behalf of the Underwriters prior to any transfer of the funds held in the Trust Account to the Company or any other person;

(g) In connection with the Trustee acting as Paying/Disbursing Agent pursuant to Exhibit B, the Company will not give the Trustee disbursement instructions which would be prohibited under this Agreement;

(h) Within five business days after the Representatives, on behalf of the Underwriters, exercises the over-allotment option (or any unexercised portion thereof) or such over-allotment option expires, provide the Trustee with a notice in writing (with a copy to the Representatives) of the total amount of the Deferred Discount;

(i) In the event the Company is entitled to receive a tax refund on its tax obligation, and promptly after the amount of such refund is determined on a final basis, provide the Trustee with notice in writing (with a copy to the Representatives) of the amount of such tax refund; and

(j) If the Company seeks to amend any provisions of its Charter that would affect the substance or timing of the Company’s Public Stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or with respect to any other provisions relating to the rights of holders of the Common Stock, (in each case, an “Amendment”), the Company will provide the Trustee with a letter (an “Amendment Notification Letter”) in the form of Exhibit D providing instructions for the distribution of funds to Public Stockholders who exercise their conversion option in connection with such Amendment.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with Section 1 hereof;

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) To anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h) File local, state and/or federal tax returns or information returns with any taxing authority on behalf of the Trust Account and payee statements with the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property;

(i) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account, except in accordance with Section 1(j));

(j) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein; and

(k) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), (j), or (k) hereof.

4. Trust Account Waiver. The Trustee has no right of set off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Sections 2(b) or (c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b) and Section 4.

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), (j), (k), and (l) hereof (which sections may not be modified, amended or deleted without the affirmative vote of sixty-five percent (65%) or more of the then issued and outstanding shares of Common Stock and Class B common stock, par value $0.0001 per share, of the Company voting together as a single class; provided that no such amendment will affect any Public Stockholder who has properly elected to redeem his, her or its shares of Common Stock in connection with a stockholder vote to amend this Agreement that would affect the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Common Stock if the Company does not complete its initial Business Combination within the time frame specified in the Company’s Charter or with respect to any other provisions relating to the rights of holders of the Common Stock or pre- initial business combination activity), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, facsimile transmission or by electronic mail:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

E-mail: fwolf@continentalstock.com/cgonzalez@continentalstock.com if to the Company, to:

Khosla Ventures Acquisition Co. II

2128 Sand Hill Road

Menlo Park, California 94025

Attn: General Counsel (SPAC)

E-mail: jd@khoslaventures.com

in either case with a copy to:

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, California 94111

Attn: Jim Morrone, Esq.

E-mail: jim.morrone@lw.com

and:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Goldman Sachs & Co. Legal

Facsimile: (212) 357-5281

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

San Francisco, California 94021

Attn: Gregg A. Noel and Michael J. Schwartz

E-mail: gregg.noel@skadden.com

michael.schwartz@skadden.com

(f) No party to this Agreement may assign its rights or delegate its obligations hereunder without the prior consent of the other person or entity.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) This Agreement is the joint product of the Company and the Trustee and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(j) Each of the Company and the Trustee hereby acknowledges and agrees that the Representatives, on behalf of the Underwriters, is a third party beneficiary of this Agreement.

(k) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name: Francis Wolf
Title: Vice President

KHOSLA VENTURES ACQUISITION CO. II

By:	/s/ Peter Buckland
Name: Peter Buckland
Title: Chief Financial Officer

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount

Initial acceptance fee	Initial closing of Offering by wire transfer	$3,500

Annual fee	First year, initial closing of Offering by wire transfer; thereafter on the anniversary of the effective date of the Offering by wire transfer or check	$10,000

Transaction processing fee for disbursements to Company under Sections 1(i), (j), and (k)	Billed to Company following disbursement made to Company under Section 1(i), (j), and (k)	$250

Paying Agent services as required pursuant to Section 1(i) and 1(k)	Billed to Company upon delivery of service pursuant to Section 1(i) and 1(k)	Prevailing rates

Schedule A

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account Termination Letter

Dear Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Khosla Ventures Acquisition Co. II (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of March 23, 2021 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with [ 🌑 ] (“Target Business”) to complete a business combination with Target Business (the “Business Combination”) on or about [ 🌑 ]. The Company shall notify you at least seventy-two (72) hours in advance of the actual date of the completion of the Business Combination (the “Completion Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate the Trust Account investments and to transfer the proceeds to the above- referenced account at JPMorgan Chase Bank N.A., to the effect that, on the Completion Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Completion Date (including as directed to it by the Representatives on behalf of the Underwriters (with respect to the Deferred Discount)). It is acknowledged and agreed that while the funds are on deposit in the Trust Account awaiting distribution, the Company will not earn any interest or dividends.

On the Completion Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been completed, (ii) the Company shall deliver to you (a) a certificate by the Chief Executive Officer or Chief Financial Officer of the Company which verifies the vote of the Company’s stockholders in connection with the Business Combination and (b) written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”) and (iii) the Representatives shall deliver to you written instructions for delivery of the Deferred Discount. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, (x) to the Representatives in an amount equal to the Deferred Discount as directed by the Representatives and (y) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Completion Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Completion Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

A-1

In the event that the Business Combination is not completed on the Completion Date described in the notice thereof and the Company has not notified you on or before the original Completion Date of a new Completion Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Completion Date as set forth in the notice.

Very truly yours,

KHOSLA VENTURES ACQUISITION CO. II

By:
Name:
Title:

Acknowledged and Agreed:

Citigroup Global Markets Inc.

By:
Name:
Title:

Goldman Sachs & Co. LLC

By:
Name:
Title:

A-2

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account Termination Letter

Dear Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Khosla Ventures Acquisition Co. II (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of March 23, 2021 (the “Trust Agreement”), this is to advise you that the Company did not effect a business combination within the time frame specified in the Company’s amended and restated certificate of incorporation, as described in the Company’s prospectus relating to its initial public offering of securities. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments, and to transfer the total proceeds to the trust operating account at JPMorgan Chase, Bank N.A.to await distribution to the Public Stockholders. The Company has selected [ 🌑 ], 20 ]1 as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Stockholders in accordance with the terms of the Trust Agreement and the amended and restated certificate of incorporation of the Company. Upon the distribution of all the funds in the trust account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

KHOSLA VENTURES ACQUISITION CO. II

By:
Name:
Title:
cc:	Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

[1]

24 months from the closing of the Offering, or 27 months from the closing of the Offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of this offering or at a later date, if extended.

B-1

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account [Tax Payment] [Trust Account Administration Expense] Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Khosla Ventures Acquisition Co. II (the “Company”) and Continental Stock Transfer & Trust Company, dated as of March 23, 2021 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $[ 🌑 ] of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its [tax obligations][trust administration expense obligations]. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

KHOSLA VENTURES ACQUISITION CO. II

By:
Name:
Title:

cc:	Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

C-1

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account – Extension Notification/Redemption Withdrawal Instruction Letter

Dear Mr. Wolf and Ms. Gonzalez:

Reference is made to the Investment Management Trust Agreement between Khosla Ventures Acquisition Co. II (the “Company”) and Continental Stock Transfer & Trust Company, dated as of March 23, 2021 (the “Trust Agreement”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

Pursuant to Section 1(k) of the Trust Agreement, this is to advise you that the Company has sought an Amendment. Accordingly, in accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate a sufficient portion of the Trust Account and to transfer $[ 🌑 ] of the proceeds of the Trust Account to the trust operating account at JP Morgan Chase, Bank N.A. for distribution to the stockholders that have requested conversion of their shares in connection with such Amendment.

Very truly yours,

KHOSLA VENTURES ACQUISITION CO. II

By:
Name:
Title:

cc:	Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

D-1